UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2018

DUNKIN’ BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)
130 Royall Street
Canton, Massachusetts 02021
(Address of registrant’s principal executive office)
(781) 737-3000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2018 Annual Meeting of Stockholders of Dunkin’ Brands Group, Inc. (the “Company”) was held on May 16, 2018. A total of 78,910,271 shares were present or represented by proxy at the meeting, representing approximately 95.4% of all shares entitled to vote at the Annual Meeting. The matters presented for a vote and the related results are as follows:

1.	ELECTION OF DIRECTORS
Proposal one was the election of three nominees to serve as directors of the Company each for a term of three years. The result of the vote was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark Nunnelly	67,354,984	844,360	10,710,927
Roland Smith	68,050,718	148,626	10,710,927
Carl Sparks	68,076,705	122,639	10,710,927

Pursuant to the foregoing votes, the three nominees listed above were elected to serve on the Company’s Board of Directors. There were no additional Director nominations brought before the meeting.

2.	ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)
Proposal two was the advisory vote on the approval of the executive compensation of the named executive officers of the Company. The result of the vote was as follows:

For	Against	Abstain	Broker Non-Votes
67,020,997	1,038,925	139,422	10,710,927

Pursuant to the foregoing vote, the stockholders adopted a non-binding advisory resolution indicating their approval of the compensation paid to the Company’s named executive officers.

3.	ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY ON PAY VOTES
Proposal three was the advisory vote with respect to the frequency of future advisory votes on the executive compensation of the named executive officers of the Company. The result of the vote was as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
63,632,178	62,344	4,395,659	109,163	10,710,927

In light of the outcome of this vote, the Board of Directors has made the determination to continue to hold the advisory vote on the compensation of the Company’s named executive officers on an annual basis.

4.	RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Proposal four was the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year. The result of the vote was as follows:

For	Against	Abstain
77,711,347	1,092,754	106,170

Pursuant to the foregoing vote, the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year was approved.

Item 8.01. Other Events.
On May 22, 2018, the Company issued a press release announcing that its Board of Directors authorized a new share repurchase program for up to an aggregate of $250 million of its outstanding common stock. The authorization is valid for a period of two years. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1    Press Release of Dunkin’ Brands Group, Inc. announcing Board approval of new share repurchase authorization

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Richard Emmett
Richard Emmett
Chief Legal and Human Resources Officer
Date: May 22, 2018

EXHIBIT INDEX

99.1    Press Release of Dunkin’ Brands Group, Inc. announcing Board approval of new share repurchase authorization